UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016 (October 29, 2016)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

CNX Gas Company LLC (“CNX Gas”), a Virginia limited liability company and indirect subsidiary of CONSOL Energy Inc., a Delaware company (“CONSOL”), and Noble Energy, Inc., a Delaware company (“Noble Energy”), have entered into an Exchange Agreement, dated October 29, 2016 (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, at closing, CNX Gas and Noble Energy will exchange certain jointly owned oil and gas properties and related assets (“Co-Owned Properties) that are currently subject to the Joint Development Agreement between CNX Gas and Noble, dated September 30, 2011, as amended (the “Joint Development Agreement”), regarding the joint development of the Co-Owned Properties and the obligation of Noble to fund one-third of CNX Gas’ eligible costs with respect to the development of the Co-Owned Properties (the “Carried Costs”). Under the Exchange Agreement, upon the closing, (a) CNX Gas will transfer its interests in certain of the Co-Owned Properties and cancel and forgive the remaining balance of the Carried Costs, and (b) Noble Energy will transfer its interests in certain of the Co-Owned Properties and pay CONSOL a cash amount of $205 million (subject to certain adjustments provided for in the Exchange Agreement), such that after the closing, either CNX Gas or Noble will own 100% of the interests in a particular geographic location. The Joint Development Agreement will terminate at the closing of the Exchange Agreement.

Closing of the Exchange Agreement is subject to certain customary closing conditions. The Exchange Agreement contains customary representations and warranties, covenants and indemnification obligations. If either CNX Gas or Noble Energy terminates the Exchange Agreement because of a willful breach by the other party or the other party’s election not to close despite all of its closing conditions having been met, the party terminating the Exchange Agreement will receive liquidated damages of $100 million from the other party.

The description set forth above of the Exchange Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Exchange Agreement, a copy of which is filed herewith as Exhibit 2.1 and the terms of which are incorporated by reference.

The Exchange Agreement is expected to close on or about December 1, 2016, or if the conditions to closing identified in the Exchange Agreement have not yet been satisfied as of such date, as soon thereafter as such conditions have been satisfied or waived, but no later than January 31, 2017.

The Exchange Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL or any of its subsidiaries or affiliates or their assets. The representations, warranties and covenants contained in the Exchange Agreement are made solely for purposes of the agreement and are made as of its date; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Exchange Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL or any of its subsidiaries or affiliates or their assets. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in public disclosures. There can be no assurance that the transactions contemplated by the Exchange Agreement will be consummated.

Item 7.01 Regulation FD Disclosure.

On October 31, 2016, CONSOL issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 2.1	Exchange Agreement dated October 29, 2016, by and between CNX Gas Company LLC and Noble Energy, Inc. including Appendix I (Definitions) thereto. Exhibits and Schedules to the Exchange Agreement identified in the Table of Contents to the Exchange Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit Number	Description of the Exhibit

Exhibit 99.1	Press Release dated October 31, 2016 regarding entering into the Exchange Agreement with Noble Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ David M. Khani
David M. Khani
Chief Financial Officer and Executive Vice President

Dated: October 31, 2016

Exhibit Index

Exhibit Number	Description of the Exhibit

Exhibit 2.1	Exchange Agreement dated October 29, 2016, by and between CNX Gas Company LLC and Noble Energy, Inc. including Appendix I (Definitions) thereto. Exhibits and Schedules to the Exchange Agreement identified in the Table of Contents to the Exchange Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 99.1	Press Release dated October 31, 2016 regarding entering into the Exchange Agreement with Noble Energy, Inc.